Exhibit 10.20

(Form of First Amendment to Restricted Stock Unit Award Agreement with all non-management directors)

FIRST AMENDMENT TO

RESTRICTED STOCK UNIT AWARD AGREEMENT

This First Amendment to Restricted Stock Unit Award Agreement (“Amendment”) is made and entered into by and among                                       (“Grantee”) and Texas Roadhouse, Inc., a Delaware corporation (the “Company”).

Grantee and the Company are sometimes referred to collectively in this Amendment as the “Parties.”

WHEREAS, the Parties entered into that certain Restricted Stock Unit Award dated on or about                                 (the “Agreement”); and

WHEREAS, the Parties now desire to amend the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                       Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

2.                                       Paragraph 6 of Article II of the Agreement is hereby deleted in its entirety and replaced with the following:

6.                                       Assumption or Substitution on Change in Control.  Upon a Corporate Transaction that is a change in ownership under Treasury Regulation Section 1.409A-3(i)(5)(v) (generally, a person or group acquires more than 50% of the total fair market value or voting power of stock) or that is a change in ownership of assets under Section 1.409A3(i)(5)(vii) (generally, a sale of 40% or more of assets), the Award shall become 100% immediately vested 5 days prior to the Corporate Transaction, and the Company may, in its discretion, pay the Restricted Stock Units at that time in cash rather than issuing Shares to Grantee.  Such cash payment shall be equal to the fair value of the Shares on the date they would otherwise be issued in accordance with the preceding sentence, as reflected by the transaction giving rise to a Corporate Transaction, or if such transaction is not a sale of Shares, fair value as determined in good faith by the Company.

3.                                       Except as expressly amended hereby, the Agreement shall remain in full force and effect.

[Signature page follows.]

(Form of First Amendment to Restricted Stock Unit Award Agreement with all non-management directors)

IN WITNESS WHEREOF, and intending to be legally bound thereby, Grantee and the Company have executed the foregoing Amendment on the dates set forth below.

TEXAS ROADHOUSE, INC.

Dated:	By:
	Name:	Scott M. Colosi
	Its:	Chief Financial Officer

Dated:	By:
Name:

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